Exhibit 10.4.2 - English Translated Version of the Portuguese Document

                           MEMORANDUM OF UNDERSTANDING

By this present Agreement entered into by, on the one side, SUPPLYCONSULT, a company with its Head Office in Germany at Karolinen Platz 5, 80333, Muenchen, hereinafter referred to as "SUPPLY", in this act represented by its Director General, Hans W. Biener, bearing the passport no. 3208063701 issued by the Federal Republic of Germany, and on the other side, ANTONIO BARROS DE SOUZA, Brazilian, married, cattle breeder, bearing the Identity Card No. RG 5116343 issued by SSP-PA, and duly enrolled in the Individual Taxpayer's Register under no. CIC 070.601.652-15, with address at Av. Maranhao, no. 91, in the city of Itaituba, state of Para, hereinafter referred to as 'GARIMPEIRO", and collectively referred to as "CONTRACTING PARTIES", and a representative of each party hereinafter referred to jointly as Counterparts, SUPPLY and GARIMPEIRO have decided amongst themselves as righteous and agreed upon the following:

OBJECT: Hereinafter named GARIMPO, as detailed in Annex A of this instrument, this object is made up of Processes DNPM no. 650.209/99 to 650.308/99 totaling 5,000 ha., which, after an appraisal of the geological potential by and being of interest to SUPPLY, will result in a business transaction, following the terms and conditions as specified in item 2.3 below.

A. WHEREAS GARIMPEIRO is the titleholder of certain mineral rights located in the region of Garimpo do Sao Domingos, in the Municipality of Itaituba, State of Para, which rights refer to PLG Processes DNPM no. 650.209/99 to 650.308/99, with assured priority, and prepared exactly as required by the relevant legislation, which rights include the possession of the surface area (although not yet applied for, but are included for the purposes of this MEMORANDUM OF UNDERSTANDING), hereinafter referred to as GARIMPO, being the said mineral rights, for the better understanding, specified in Annex A attached hereto.

B. WHEREAS SUPPLY wishes to explore and assess the gold potential and have an option to acquire title to the mineral rights of GARIMPO, and for such purpose has been granted access to information gathered on site by GARIMPEIRO, who agrees to this, with the knowledge that the work done is at SUPPLY's expense and risk.

C. WHEREAS SUPPLY has the necessary technological and economic means to develop and carry out exploration work in the GARIMPO.

D. WHEREAS the CONTRACTING PARTIES wish to enter into and celebrate an Agreement for the Assignment and Transfer of Mineral Rights and for such purpose SUPPLY will appoint a person of trust to act on its behalf by means of a specific agreement which is hereto attached. In order to preserve the negotiation, the parties agree to execute this temporary instrument, hereinafter referred to as "MEMORANDUM OF UNDERSTANDING", and having as its object the establishment of the right and obligations of the CONTRACTING PARTIES among themselves and any third party. A definitive Agreement for the Assignment and Transfer of Mineral Rights shall be celebrated by the parties in a later stage, following the terms and conditions outlined in the clauses ahead.

E. WHEREAS SUPPLY, in order to maintain the Assignment and the Option to celebrate a definitive Assignment and Transfer Option of Mineral Rights Agreement, agrees to carry out a due diligence within 60 (sixty) days; and for such purpose, the CONTRACTING PARTIES have decided to enter into and celebrate this "MEMORANDUM OF UNDERSTANDING", according to the following terms and conditions:

1.     EVALUATION AND STATEMENT OF INTEREST

1.1 - In view of item B of this MEMORANDUM OF UNDERSTANDING, SUPPLY hereby undertakes to pay GARIMPEIRO the equivalent of US$20,000 (twenty thousand US dollars) in reals for the right to appraise duly and in detail the GARIMPO, in consideration for the authorization hereby granted, which includes giving a Power of Attorney to SUPPLY and its legal representative in Brazil as per Annex A.

1.2 - The above-mentioned payment is made hereby, with the signing of this instrument as proof of payment, while the subsequent payments will be made through a bank deposit in favour of Maria Izeuda Lima Marques, with Individual Taxpayer Register no. CPF 110.441.442-20, chequing account no. 28417 with Branch 524-0 of BRADESCO. GARIMPEIRO will indicate to SUPPLY the amount in Brazilian currency, and for this purpose will use the commercial rates of exchange for the purchase and sale of US currency prevailing in Rio de Janeiro, at the exchange rate used by SUPPLY or its successor on the day prior to the payment as informed in the newspaper "Gazeta Mercantil"or, in its absence, in another major daily newspaper.

1.3 - GARIMPEIRO, as from the date of the execution hereof and within the period of 60 (sixty) days, undertakes not to assign, transfer, encumber or lien the mineral rights comprised in the GARIMPO, which, according to the terms and conditions set forth in this instrument, and agrees to make available for SUPPLY to inspect and examine all and any data it might have access to in regard to GARIMPO. During this period, SUPPLY shall make site visits, examine the data and decide to exercise its option to acquire GARIMPO. In case SUPPLY decides to exercise its option to acquire GARIMPO, it shall notify GARIMPEIRO, of its decision at least five (5) days prior to the expiration of the above-mentioned period.

2.     ASSIGNMENT AND TRANSFER OPTION OF MINERAL RIGHTS

2.1 - Having SUPPLY notified GARIMPEIRO of its interest to acquire the GARIMPO, the parties hereby shall celebrate an Agreement for the Assignment and Transfer of Mineral Rights and Other Covenants, which will establish and govern the terms and conditions of the transfers, as well as to register such agreement before the DNPM, provided it agrees to pay as price for the assignment of the mineral rights and the possession rights, the values established as follows:


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

                                                            Payment
                          Date                                US$
I    30DEC2005 (as stipulated in items 1.2 and 1.3)             70,000
II   30JUN2006 (as stipulated in items 1.2 and 1.3)            150,000
III  30JUN2007 (as stipulated in items 1.2 and 1.3)            250,000
IV   30JUN2008 (as stipulated in items 1.2 and 1.3)            310,000
V    30DEC2008 (as stipulated in items 1.2 and 1.3)          1,500,000
                          Total                           US$2,300,000

2.1.1 - In addition to the price herein established, SUPPLY shall pay to GARIMPEIRO a monthly participation in the mining results which might be obtained in any of the mining rights in the GARIMPO, in a value equivalent to 2% (two percent) of the monthly net results of the primary gold production, as defined below in item 2.1.2, in any of the mineral rights in question.

2.1.2 - The participation in the mining results will be paid by the 10th (tenth) business day of the month subsequent to the production month, and the payment will be made through a bank deposit as stipulated by GARIMPEIRO.

2.1.3 - For the purposes specified above, the production net result shall correspond to the value of the gross revenue SUPPLY obtains from the sale of the gold produced by SUPPLY and originating from the Garimpo, being deducted the values corresponding to (i) transportation cost from the mine to the refinery;
(ii) refining cost; (iii) any and all direct taxes of any nature incurring upon the commercialization of the gold; and (iv) "financial compensation" as provided for in Law 7790 of December 28, 1989.

2.1.4 - SUPPLY is entitled to the right to the participation payment in the mining results upon payment, in local currency, of US$1,000,000.00 (one million US dollars).

2.1.4.1 - The above right conferred upon SUPPLY may be exercised at any time, by means of a notice addressed to GARIMPEIRO.

2.1.4.2 - If SUPPLY exercises the right referred to in the above item, the payment referred to therein shall be made within 10 (ten) days, and the exchange rate used shall be that referred to in clause 1.2.

2.2 - GARIMPEIRO agrees to immediately after SUPPLY confirms the interest over the Mineral Rights comprised in the GARIMPO, assign and transfer the said rights, upon payment (I) which will take place with the registration of the transferred right and upon confirmation of its priority, which shall permit SUPPLY to execute in the GARIMPO for a period of 38 (thirty-eight) months as from the date of this agreement, assessment work and geological survey which it deems necessary to ascertain the existence of possible primary deposits which may be economically explored, and therefore, its interest in purchasing or not the respective mineral rights. It should be noted that during the geological assessment of the GARIMPO, GARIMPEIRO may develop works therein provided that work in the said mining site does not interfere with SUPPLY's research activities, in which case the miners will need to stop their work temporarily or definitively, whenever SUPPLY so deems this necessary.


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
2.3 - All the productive activities are concentrated in a segment of the Highway BR-163 which links the cities of Cuiaba and Santarem, comprising the area of interest of the CONTRACTING PARTIES. Therefore, the Parties shall take all the necessary actions, jointly or separately and in the most convenient way to defend the interests of the GARIMPO. Regarding the ownership, GARIMPEIRO declares to be the legitimate and sole owner of the area comprising the GARIMPO, and therefore, the mining results, right to rental or any indemnifications are included in the prices established in clause 2.1.2 above. For such purpose, GARIMPEIRO agrees to the best of its ability to provide to SUPPLY with technical, legal and operational support, as well as undertake to endeavour its best efforts to give SUPPLY any information it might have access to with respect to the GARIMPO, and to take all actions necessary for the expeditious registration of the documents needed in order for the Agreement to be implemented, with SUPPLY being responsible for the financial expenses incurred to obtain such results.

2.4 - SUPPLY may, after the registration of the Exploration Agreement, transfer to any third parties, the mineral rights granted to it under this Agreement, provided there is an inclusion of a clause in this regard.

2.5 - At any time before the Option exercise, SUPPLY will be entitled to terminate the Agreement and drop the GARIMPO PROJECT regardless of the motive, being henceforth free of any and all payment commitments yet to be due. If SUPPLY decides to exercise its option to terminate the Agreement, it shall assign back to GARIMPEIRO the Mining Rights object of this agreement together with a detailed technical report which shall include all and any information gathered to date, within 15 days.

2.6 - The CONTRACTING PARTIES will be liable for a jointly follow-up before the DNPM in regard to the Mineral Rights comprised in the GARIMPO, especially regarding exploration permit requests, with all the expenses incurred of the responsibility of SUPPLY.

2.7 - Each of the CONTRACTING PARTIES herein will be liable for any and all environmental damages resulting from their activities carried out in the GARIMPO. In this regard, GARIMPEIRO shall be responsible for the environmental damages caused up to now in the GARIMPO. In case of non-compliance of such obligations, SUPPLY is authorized to provide for eventual recovery work, deducting the expenses incurred from the amounts payable according to above item 2.3.

2.8 - In case SUPPLY, during the time established in item above or even after that, finds out that the GARIMPO, hereto represented by the DNPM requirement registration no. 650.209/99 to 650.308/99 - which is under exam of priority by the DNPM - is not a priority exploration license, GARIMPEIRO shall be obliged to obtain from thirty parties the said right without any onus to SUPPLY, within a period of 30 days, otherwise SUPPLY may take action, and also may deduct the amounts it may have paid or if it so wishes, SUPPLY may decide to rescind this instrument or the agreement that was to be signed later without onus to SUPPLY but enabling it to receive any amounts paid so far.


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
3.     CONFIDENTIALITY

3.1 - The fact that the Agreement has been executed as well as its contents and any technical and financial or other information pursuant to the GARIMPO constitutes confidential information of the CONTRACTING PARTIES and shall not be disclosed, divulged or made known to any third party or published without previous written consent of the non-disclosing party. Exception to the confidentiality obligation will be the case in which any of the CONTRACTING PARTIES needs to disclose said information as a result of it is being linked to the stock market and disclosure is required by law.

4.     COMMUNICATION

4.1 - Any notice related to this agreement shall be given in writing and shall be deemed to be effectively given upon personal delivery, or by registered letter or upon receipt of transmission by fax or cable, provided there is an acknowledgement of receipt. Such notices shall be sent to each party representative herein established.

5.     REPRESENTATIONS AND WARRANTIES

5.1 - Each of the PARTIES herein represents and warrants to each other that:
(a) they are corporations duly incorporated and validly existing and in good standing under the laws of their countries, and have the power, capacity and authority to enter into and perform the Agreement and all transactions contemplated herein;
(b) there are no actions in their By-Laws, statutes or agreements of which they are a party or object which may prevent the celebration and execution of this Agreement;
(c) The celebration of the Agreement will not result in a default under any agreement or instrument to which the PARTIES are a party, as well as will not infringe any applicable laws, regulations, suits, decree or rule which they might obey or any arrangement, waiver, or agreement of which it is a party;
(d) There are no pending liabilities, warranties, pledge, or any other obligations which might significantly in any way interfere with the mineral rights object of the Agreement, and said rights are free and clear of any claims, liens or encumbrances;
(e) In respect of the mineral rights herein referred to, there are no contractual obligations in respect to royalties, finder's fee and/or any other contribution to any landowners, occupiers or third parties; and to ensure good execution of the assessment, the miners owners of the GARIMPO, authorize SUPPLY to use the "AERODROMO" called Sao Domingos, alter its configuration and access routes, facilities and other improvements at its own expense and risk.

6.     AMENDMENTS AND PREVIOUS EVENTUAL AGREEMENTS AND GENERAL CONDITIONS

6.1 - This agreement represents and comprises all the understanding and commitments agreed amongst the PARTIES, and replaces or overlaps any and all previous agreements and negotiations, verbal or written, with regard to the issues herein addressed.


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
6.2 - By this agreement the signatories, their successors and any authorized assignees are obliged to comply with the terms and conditions set forth herein.

6.3 - This agreement shall not be amended, in its parts or as a whole, except when previously agreed amongst the parties, and provided that such changes are done upon a written consent, executed and signed by one Counterpart, this being an authorized representative of each party.

6.4 - No tolerance by any of the CONTRACTING PARTIES with regard to future defaults of this instrument shall constitute an amendment or novation of the conditions agreed upon herein.

6.5 - This agreement and its annexes, which after being signed by the CONTRACTING PARTIES and the witnesses will make an integral part of this instrument, represent the whole agreement entered into by the Parties, and shall govern and regulate their activities, according to the terms and conditions set forth hereto. No other business carried amongst the parties, except for the one established herein, shall be accepted as valid unless it proves to be an amendment to this agreement.

6.6 - The terms set forth in this agreement are valid and binding and shall regulate and govern the business amongst the CONTRACTING PARTIES, until a definitive Agreement is executed which is expected to occur by 30DEC05.

6.7 - The CONTRACTING PARTIES declare and warrant that they will grant an extrajudicial, executive power to this agreement, with full force, according to the terms established (in item II, article 621 of the Code of Civil Procedure, Law no.8953/94). "Complement the provision given between the brackets".

7.     GOVERNING LAW AND DISPUTE RESOLUTION

7.1 - This agreement shall be governed by and interpreted according to the laws of Brazil.

7.2 - The Parties hereby agree that any and all dispute arising from this agreement shall be resolved at the Main Court of the city of Rio de Janeiro, State of Rio de Janeiro, with the waiver of any other, prevailing over any others. However, the parties are entitled to solve any dispute by means of arbitration at the court of the city of Rio de Janeiro, provided that they have reached this decision by mutual agreement.

IT WITNESS WHEREOF, the parties execute this instrument in 3 (three) counterparts of identical tenor and form, in the presence of the witnesses below, who also subscribe this instrument, for all legal effect.


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
Itaituba, Pa, October 24, 2005


/s/"Antonio Barros de Souza"            /s/"Hans W Biener"
----------------------------            ----------------------------
(Signature)                             (Signature)
ANTONIO BARROS DE SOUZA                 HANS W. BIENER


Witnesses:

1) Signature not legible


Notary Public stamp signed and dated 05SEP05 in Itaituba, authenticating the signature above with a hand icon stamp pointed to it.


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
                                POWER OF ATTORNEY


ANTONIO BARROS DE SOUZA, Brazilian, married, cattle breeder, bearing the Identity Card No. RG 5116343 issued by SSP-PA, and duly enrolled in the Individual Taxpayer's Register under no. CIC 070.601.652-15, with address at Av. Maranhao, no. 91, in the city of Itaituba, state of Para, CEP 68181-140, appoints as his attorneys Hans W. Biener, German, married, businessman, bearing the passport no. 3208063701 issued by the Federal Republic of Germany, and Dr. Luis Mauricio Ferraiuoli de Azevedo, Brazilian, single, lawyer, bearing the Identity Card No. 05.867.002-7 and Individual Taxpayer's Register no. CPF 753.468.697-00 to represent the Assignor before any physical or legal entity, registries and notary public offices in general, federal, state, municipal or Federal District agencies, in particular the Ministry of Mines and Energy, the Ministry of Environment, the National Department of Mineral Production (DNPM), the Brazilian Institute of Environmental and Renewable Natural Resources (Ibama) and state, municipal or Federal District environmental agencies. Furthermore, the Assignor grants power to the attorneys to look up the processes DNPM no. 650.209/99 to 650.308/99, and who may sub-establish the present instrument, in part on in whole, which is hereby signed and is to be valid until 30DEC05.

Itaituba, Pa, October 24, 2005

/s/"Antonio Barros de Souza"
----------------------------
(Signature)
ANTONIO BARROS DE SOUZA



Notary Public stamp signed and dated 05SEP05 in Itaituba, authenticating the signature above with a hand icon stamp pointed to it.


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